Exhibit 99.1

Krystal Biotech Announces Closing of Public Offering of Common Stock and Exercise in Full of Underwriters’ Over-Allotment Option

PITTSBURGH, October 23, 2018 — Krystal Biotech, Inc. (Nasdaq:KRYS) (the “Company”), a gene therapy company dedicated to developing and commercializing novel treatments for patients suffering from dermatological diseases, today announced that it has closed the previously announced underwritten public offering of 3,000,000 shares of its common stock, at a public offering price of $20.00 per share. In addition, on October 19, 2018, the underwriters fully exercised their option to purchase an additional 450,000 shares of the Company’s common stock at the public offering price, less underwriting discounts. The gross proceeds to the Company from this offering were $69.0 million, before deducting the underwriting discounts and commissions and other estimated offering expenses payable by the Company.

Cowen, William Blair and Cantor acted as joint book-running managers for the offering. Chardan acted as the lead manager for the offering.

The Company currently intends to use the net proceeds from this offering, if any, together with its existing cash, cash equivalents and short-term investments: (i) to continue to advance KB103 through clinical trials; (ii) to advance the pre-clinical development of KB105 with clinical trials anticipated to commence in the first half of 2019; (iii) to complete development of a good manufacturing practices certified manufacturing facility for scale-up production of its pipeline compounds and commencement of operations of that facility; and (iv) the balance for working capital and general corporate purposes, including research and development expenses and capital expenditures.

The offering was made pursuant to a “shelf” registration statement on Form S-3 (File No. 333-227632) that was originally filed with the Securities and Exchange Commission (“SEC”) on October 1, 2018 and declared effective by the SEC on October 12, 2018. A final prospectus supplement and the accompanying base prospectus relating to the offering and the shares of Common Stock being offered were filed with the SEC and are available on the SEC’s website at http://www.sec.gov. Copies of the registration statement, the final prospectus supplement and the accompanying base prospectus may be obtained on the SEC’s website at http://www.sec.gov or by contacting: Cowen and Company, LLC, c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, New York 11717, Attn: Prospectus Department, or by email at PostSaleManualRequests@broadridge.com; William Blair & Company, L.L.C., 150 N. Riverside Plaza, Chicago, Illinois 60606, by phone at (800) 621-0687 or e-mail at prospectus@williamblair.com; or Cantor Fitzgerald & Co., attention: Capital Markets, 499 Park Avenue, 6th Floor, New York, New York 10022, or by e-mail at prospectus@cantor.com.

This announcement is for informational purposes only and is not an offer to sell or the solicitation of an offer to buy any securities of the Company, which is made only by means of a prospectus supplement and related base prospectus, nor will there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Krystal Biotech

Krystal Biotech, Inc. (Nasdaq:KRYS) is a gene therapy company dedicated to developing and commercializing novel treatments for patients suffering from dermatological diseases.

Forward-Looking Statements

This press release contains forward-looking statements and information, including with respect to the offering and the intended use of the proceeds of the offering. The use of words such as “may,” “might,” “will,” “should,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “project,” “intend,” “future,” “potential,” or “continue,” and other similar expressions are intended to identify forward-looking statements. Although the Company’s management believes that the expectations reflected in such forward-looking statements are reasonable, investors are cautioned that forward-looking information and statements are subject to various risks and uncertainties, many of which are difficult to predict and generally beyond the control of the Company, that could cause actual results and developments to differ materially from those expressed in, or implied or projected by, the forward-looking information and statements. These risks and uncertainties include, among others: the anticipated use of the proceeds of the offering, which could change as a result of market conditions or for other reasons, and those other risks detailed from time to time under the caption “Risk Factors” and elsewhere in the Company’s SEC filings included in its Annual Report on Form on Form 10-K for the year ended December 31, 2017, and in future filings and reports of the Company. The Company undertakes no duty or obligation to update any forward-looking statements contained herein as a result of new information, future events or changes in its expectations or circumstances.

INVESTOR CONTACT

Ashley R. Robinson LifeSci Advisors arr@lifesciadvisors.com

Source: Krystal Biotech, Inc.